SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

 Filed by the Registrant   (X)
 Filed by a Party other than the Registrant   ( )
 Check the appropriate box:

   ( )    Preliminary Proxy Statement       ( )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
   ( )    Definitive Proxy Statement
   (X)    Definitive Additional Materials
   ( )    Soliciting Material Pursuant to Rule 14a-12


                             DEXTER CORPORATION
 ___________________________________________________________________________
              (Name of Registrant as Specified In Its Charter)


                                    N/A
 ___________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):
   (X)  No fee required.
   ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (a)   Title of each class of securities to which transaction applies:
 ___________________________________________________________________________

        (b)   Aggregate number of securities to which transaction applies:

 ___________________________________________________________________________

        (c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
 ___________________________________________________________________________

        (d)   Proposed maximum aggregate value of transaction:

 ___________________________________________________________________________

        (e)   Total Fee paid:

 ___________________________________________________________________________

   ( )    Fee paid previously with preliminary materials.

   ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:______________________________________
          (2)  Form, Schedule or Registration Statement No.:________________
          (3)  Filing Party: _______________________________________________
          (4)  Date Filed: _________________________________________________

              As filed with the Commission on August 22, 2000



                            [Dexter Corp. logo]




                              -TIME IS SHORT-
                       PLEASE VOTE YOUR SHARES TODAY!

                                                August 22, 2000
Dear Shareholder:

Your vote has not been received for the special meeting of shareholders to be held at Dexter Corporation, Two Elm Street, Windsor Locks, Connecticut, on August 30, 2000, at 12:00 noon, local time. Please take a moment right now to ensure that your shares are represented at this important meeting.

At the meeting you will be asked to approve the sale of certain assets used in Dexter's nonwovens business in accordance with the Asset Purchase Agreement between Dexter and Ahlstrom Paper Group Oy, dated as of June 20, 2000. Ahlstrom has agreed to buy Dexter's nonwovens business segment for $275,000,000 in cash.

YOUR BOARD OF DIRECTORS HAS APPROVED THE PROPOSED NONWOVENS ASSET SALE AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSED NONWOVENS ASSET SALE AS DESCRIBED IN THE MATERIALS PREVIOUSLY SENT TO YOU. THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE VOTING POWER OF ALL OUTSTANDING SHARES OF DEXTER COMMON STOCK ON THE RECORD DATE.

PLEASE KEEP IN MIND THAT THERE ARE CURRENTLY TWO DEXTER SPECIAL MEETINGS FOR WHICH YOU ARE BEING ASKED TO VOTE. OUR SPECIAL MEETING TO APPROVE THE AGREEMENT AND PLAN OF MERGER BETWEEN DEXTER AND INVITROGEN CORPORATION IS SCHEDULED TO TAKE PLACE ON THURSDAY, SEPTEMBER 14, 2000. PLEASE TAKE THE TIME TO ENSURE THAT YOUR VOTE IS CAST AT BOTH MEETINGS.

Please vote by Telephone or Internet Today! REMEMBER - EVERY SHARE AND EVERY VOTE COUNTS! You may also sign, date and mail your duplicate proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc at (800) 322-2885.

Thank you in advance for voting promptly.

Sincerely,



K. Grahame Walker
Chairman and Chief Executive Officer